Kayne Anderson Energy Development Company Announces Financial Results for the Period September 21, 2006 (Inception) Through November 30, 2006 and Reschedules Conference Call

HOUSTON, TX -- 02/14/2007 -- (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced its financial results for the period September 21, 2006 through November 30, 2006, its first fiscal period.

HIGHLIGHTS

--  As of November 30, 2006, the Company had invested 44% of its net assets
--  Net assets: $241.9 million or $24.19 per share
--  Net investment income: $0.9 million
--  Net realized gains and unrealized gains: $7.8 million
--  Net increase in net assets from operations: $8.7 million
--  Number of publicly traded portfolio companies: 29
--  Number of private portfolio companies: 7
--  On January 12, 2007, the Company paid its initial dividend of $0.22 per share based on 71 days of operations, which equals a full quarterly dividend rate of $0.28 per share
CONFERENCE CALL

The Company was scheduled to host a conference call at 10:00 a.m., Eastern time, on Thursday, February 15, 2007. The Company has rescheduled its call for 10:00 a.m., Eastern time, on Friday, February 16, 2007 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 873-4896 approximately 5-10 minutes prior to the call. International callers should dial (617) 213-8850. All callers should reference "Passcode # 25306867."

PORTFOLIO AND INVESTMENT ACTIVITY

During the period from September 21, 2006 through November 30, 2006, the Company invested $106.5 million, or 44%, of its net asset value of $241.9 million. At November 30, 2006, the Company's long-term investments consisted of 36 portfolio companies (29 publicly traded and 7 private) and totaled 40% in fixed income securities and 60% in equity securities. The Company had $135.1 million invested in short-term repurchase agreements as of November 30, 2006.

The Company's fixed income portfolio and equity portfolio earned average yields of 11.4% and 6.4%, respectively, as of November 30, 2006.

RECENT EVENTS

On December 28, 2006 the Company made a $47.5 million equity investment in Millennium Midstream Partners, LP, a private limited partnership that owns gathering, processing and pipeline assets located in Texas and Louisiana.

Including the Millennium investment, the Company has invested approximately 63% of its net assets.

"We are pleased with our progress in investing a significant portion of the initial public offering proceeds since we began operations," said Kevin S. McCarthy, Chairman and Chief Executive Officer. "Our investment strategy is on track, and we believe that our investment opportunities remain strong."

RESULTS OF OPERATIONS

Net Investment Income - Net investment income for the period of September 21, 2006 through November 30, 2006 was $0.9 million. Investment income was $2.1 million and consisted primarily of interest income on the Company's short-term investments in repurchase agreements and fixed income investments. The Company earned $0.7 million in dividends and distributions, substantially all of which were treated as a return of capital. Operating expenses for the period were $1.2 million, including $0.6 million of investment management fees (net of fee waivers). Investment management fees (net of fee waivers) were equal to an annual rate of 1.25% of average total assets.

Net Realized Gains - During the period, the Company had net realized gains from its investments of $0.1 million.

Net Change in Unrealized Gains - The Company had net unrealized gains from its investments of $7.7 million during the period.

Net Increase in Net Assets Resulting from Operations - The Company's net increase in net assets resulting from operations for the period was $8.7 million. This increase is composed of the change in net unrealized gains of $7.7 million, net investment income of $0.9 million and net realized gains of $0.1 million.

LIQUIDITY AND CAPITAL RESOURCES

On September 21, 2006, the Company completed its initial public offering of 10,000,000 shares of common stock at $25.00 per share, less an underwriting discount of $1.59 per share. After underwriting discounts, offering costs and organizational expenses, the Company's net proceeds from the IPO were $233.2 million. The proceeds were initially invested in short-term repurchase agreements.

The Company had approximately $135.1 and $90.4 million invested in short-term repurchase agreements as of November 30, 2006 and January 31, 2007, respectively.

DIVIDENDS

On January 12, 2007, the Company paid its initial dividend of $0.22 per common share (for the period from September 21, 2006 to November 30, 2006), totaling $2.2 million. Based on 71 days of operations, this equates to a full quarterly dividend rate of $0.28 per share.

ABOUT KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

AVAILABLE INFORMATION

The Company's filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company's website at www.kaynebdc.com.

                KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
                    STATEMENT OF ASSETS AND LIABILITIES
                          AS OF NOVEMBER 30, 2006
          (amounts in 000’s, except share and per share amounts)

ASSETS
   Investments, at fair value (Cost — $98,780)                    $ 106,545
   Repurchase agreement (Cost — $135,134)                           135,134
                                                                  ---------
   Total investments (Cost — $233,914)                              241,679
   Deposits with brokers                                                101
   Receivable for securities sold                                       567
   Interest, dividends and distributions receivable                     931
   Receivable for offering costs                                        200
   Prepaid expenses                                                     126
                                                                  ---------
      Total Assets                                                  243,604
                                                                  ---------

LIABILITIES
   Investment management fee payable                                    571
   Accrued directors’ fees and expenses                                  63
   Accrued expenses and other liabilities                             1,056
                                                                  ---------
      Total Liabilities                                               1,690
                                                                  ---------
NET ASSETS                                                        $ 241,914
                                                                  =========

NET ASSETS CONSIST OF
   Common stock, $0.001 par value (10,000,060 shares issued and
    outstanding, and 200,000,000 shares authorized)               $      10
   Paid-in capital                                                  233,216
   Undistributed net investment income                                  864
   Accumulated realized gains on investments                             59
   Net unrealized gains on investments                                7,765
                                                                  ---------
NET ASSETS                                                        $ 241,914
                                                                  =========

NET ASSET VALUE PER SHARE                                         $   24.19
                                                                  =========

                KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
                          STATEMENT OF OPERATIONS
       FOR THE PERIOD SEPTEMBER 21, 2006* THROUGH NOVEMBER 30, 2006
                            (amounts in 000’s)

INVESTMENT INCOME
  Income
    Dividends and distributions                                    $   709
    Return of capital                                                 (705)
                                                                   -------
    Net dividends and distributions                                      4
    Interest                                                         2,043
                                                                   -------
      Total Investment Income                                        2,047
                                                                   -------
  Expenses
    Investment management fees                                         799
    Professional fees                                                  217
    Reports to stockholders                                            125
    Organizational fees                                                 75
    Directors’ fees                                                     63
    Administration fees                                                 42
    Insurance                                                           30
    Custodian fees                                                      17
    Other expenses                                                      43
                                                                   -------
      Total Expenses — Before Investment Management Fee Waivers      1,411
    Investment management fee waivers                                 (228)
                                                                   -------
      Total Expenses                                                 1,183
                                                                   -------
          Net Investment Income                                        864
                                                                   -------

REALIZED AND UNREALIZED GAINS
  Net Realized Gains
    Investments                                                         59
                                                                   -------
      Net Realized Gains                                                59
                                                                   -------

  Net Change in Unrealized Gains
    Investments                                                      7,765
                                                                   -------
      Net Change in Unrealized Gains                                 7,765
                                                                   -------
          Net Realized and Unrealized Gains                          7,824
                                                                   -------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $ 8,688
                                                                   =======
___________
*Commencement of operations

This press release does not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction. A registration statement relating to these securities was filed with and has been declared effective by the Securities and Exchange Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains statements, estimates or projections that may constitute "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," " intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the Company's historical experience and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements. There is no assurance that the Company's investment objectives will be attained.

Contacts:

KA Fund Advisors, LLC
David Shladovsky
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
(800) 231-7414

or

Kayne Anderson Energy Development Company
(888) 533-1232